Exhibit 99.1

FOR IMMEDIATE RELEASE

FirstMerit Corporation
Analysts: Thomas O’Malley/Investor Relations Officer
Phone: 330.384.7109
Media Contact: Robert Townsend/Media Relations Officer
Phone: 330.384.7075

FirstMerit Reports Second Quarter 2012 EPS of $0.28 Per Share

Quarterly Highlights include:

•	Consistent profits: 53rd consecutive quarter of profitability

•	Robust organic growth: Average commercial loan growth of $131.3 million, or 2.55%, from prior quarter; average core deposit growth of $159.2 million, or 1.63%, from prior quarter

•
Superior credit quality: Nonperforming assets as a percent of period end loans declined 10.14% from 0.87% to 0.76%; net charge-offs to average loans, excluding acquired loans, decreased to 0.45% from 0.63% in the prior quarter.

•	Solid balance sheet: Strong tangible common equity ratio at 8.01%

Akron, Ohio (July 24, 2012) - FirstMerit Corporation (Nasdaq: FMER) reported second quarter 2012 net income of $30.6 million, or $0.28 per diluted share. This compares with $30.3 million, or $0.28 per diluted share, for the first quarter 2012 and $29.8 million, or $0.27 per diluted share, for the second quarter 2011.

Returns on average common equity (“ROE”) and average assets (“ROA”) for the second quarter 2012 were 7.69% and 0.84%, respectively, compared with 7.72% and 0.84%, respectively, for the first quarter 2012 and 7.78% and 0.82% for the second quarter 2011.

“Our solid performance in the second quarter reflects the Corporation's strength in the face of a persistently lagging economy, a low interest rate environment and additional costs of complying with federal legislation affecting the banking industry,” said Paul G. Greig, chairman, president and CEO of FirstMerit Corporation. “Despite these challenges, we have continued to grow organically, focus on our operating efficiencies and lower our funding costs. These accomplishments position us to increase our value to customers and shareholders.”

FirstMerit Corporation Reports Second Quarter 2012 EPS Results

Net interest margin was 3.77% for the second quarter of 2012 compared with 3.78% for the first quarter of 2012 and 3.77% for the second quarter of 2011. The net interest margin compressed one basis point compared with first quarter of 2012 with earning asset yields declining three basis points offset by two basis points of improved funding costs. The decline in funding costs in the quarter resulted from the Corporation’s continued execution on its strategy of core deposit growth through new customer acquisition and transitioning certificates of deposit customers into lower cost deposits. The net interest margin was unchanged from the second quarter of 2011.

Average loans, not including covered loans, during the second quarter of 2012 increased $159.7 million, or 2.05%, compared with the first quarter of 2012 and increased $668.1 million, or 9.19%, compared with the second quarter of 2011. Average commercial loans, excluding covered loans, increased $131.3 million, or 2.55%, compared with the prior quarter, and increased $608.8 million, or 13.05%, compared with the year ago quarter. While commercial loans were the primary driver of overall average loan growth, the Corporation has experienced increased average consumer loans for four consecutive quarters.

Average deposits were $11.6 billion during the second quarter of 2012, an increase of $83.3 million, or 0.73%, compared with the first quarter of 2012, and an increase of $90.5 million, or 0.79%, compared with the second quarter of 2011. During the second quarter 2012, average core deposits, which exclude time deposits, increased $159.2 million, or 1.63%, compared with the first quarter 2012 and increased $835.4 million, or 9.18%, compared with the second quarter 2011. Average time deposits decreased $75.9 million, or 4.48%, and decreased $744.8 million, or 31.52%, respectively, over prior and year-ago quarters. The Corporation continues to emphasize growth in lower cost core deposit products and decrease its reliance on certificates of deposit accounts to support balance sheet growth.   For the second quarter of 2012, average core deposits accounted for 85.99% of total average deposits, compared with 85.23% for the first quarter of 2012 and 79.39% for the second quarter of 2011.

Average investments increased $7.1 million, or 0.19%, compared with the first quarter of 2012 and increased $75.2 million, or 2.07% compared with the second quarter of 2011.

Net interest income on a fully tax-equivalent (“FTE”) basis was $121.7 million in the second quarter 2012 compared with $121.4 million in the first quarter of 2012 and $119.7 million in the second quarter of 2011.

During the quarter ended June 30, 2012, management announced its implementation plan to enhance the operating efficiency and profitability of the Corporation (the "Efficiency Initiative") and as a result recognized $8.9 million in one-time charges primarily consisting of employee separation costs and professional services fees. The Efficiency Initiative is a long-term plan to optimize service channels and lower the overall cost structure. It includes the elimination of assistant branch manager positions and closing of eight full service branches. All branch closures are expected to occur in the quarter ended September 30, 2012.

Noninterest income, excluding gains on securities transactions of $0.5 million, for the second quarter of 2012 was $54.8 million, an increase of $3.3 million, or 6.39%, from the first quarter of 2012 and an increase of $4.2 million, or 8.20%, from the second quarter of 2011. Loan sales and servicing income decreased $1.6 million from the first quarter of 2012, which included a change in the valuation of mortgage servicing rights of $2.6 million, and increased $2.2 million from the second quarter of 2011. Other operating income in the second quarter of 2012 increased $3.5 million compared with the prior quarter and increased $4.4 million compared with the prior year quarter. Other operating income in the

FirstMerit Corporation Reports Second Quarter 2012 EPS Results

second quarter of 2012 included $2.6 million in gains on covered loans paid in full.

Other income, net of $0.5 million in securities gains, as a percentage of net revenue for the second quarter of 2012 was 31.03% compared with 29.77% for first quarter of 2012 and 29.71% for the second quarter of 2011. Net revenue is defined as net interest income, on an FTE basis, plus other income, less gains from securities sales.

Noninterest expense for the second quarter of 2012 was $119.1 million, an increase of $5.3 million, or 4.67%, from the first quarter of 2012 and an increase of $9.0 million, or 8.18%, from the second quarter of 2011. Excluding the $8.9 million in one-time charges from implementation of the Efficiency Initiative in the second quarter of 2012, the Corporation has displayed significant progress in reducing operating expenses in response to the challenging industry environment. Of the total one-time charges, $3.3 million was related to employee separation costs and $5.2 million was related to professional services fees.

During the second quarter of 2012, the Corporation reported an efficiency ratio of 67.21%, compared with 65.52% for the first quarter of 2012 and 64.30% for the second quarter of 2011. Excluding the $8.9 million in one-time charges related to the Efficiency Initiative, the reported efficiency ratio for the second quarter of 2012 would be 62.15%.

Net charge-offs, excluding covered loans, totaled $8.8 million, or 0.45% of average loans, excluding acquired loans, in the second quarter of 2012, compared with $12.0 million, or 0.63% of average loans, in the first quarter 2012 and $15.6 million, or 0.89% of average loans, in the second quarter of 2011.

Nonperforming assets totaled $61.1 million at June 30, 2012, a decrease of $6.9 million, or 10.14%, compared with March 31, 2012 and a decrease of $38.8 million, or 38.83%, compared with June 30, 2011. Nonperforming assets at June 30, 2012 represented 0.76% of period-end loans plus other real estate compared with 0.87% at March 31, 2012 and 1.38% at June 30, 2011.

The allowance for noncovered loan losses totaled $103.8 million at June 30, 2012. At June 30, 2012, the allowance for noncovered loan losses was 1.29% of period-end loans compared with 1.34% at March 31, 2012 and 1.51% at June 30, 2011. The allowance for credit losses is the sum of the allowance for noncovered loan losses and the reserve for unfunded lending commitments. For comparative purposes the allowance for credit losses was 1.36% of period end loans, excluding acquired loans, at June 30, 2012, compared with 1.41% at March 31, 2012 and 1.59% at June 30, 2011. The allowance for credit losses to nonperforming loans was 234.57% at June 30, 2012, compared with 204.98% at March 31, 2012 and 158.30% at June 30, 2011.

The Corporation's total assets at June 30, 2012 were $14.6 billion, a decrease of $49.5 million, or 0.34%, compared with March 31, 2012 and an increase of $273.8 million, or 1.91%, compared with June 30, 2011.

Total deposits were $11.6 billion at June 30, 2012, a decrease of $32.3 million, or 0.28%, from March 31, 2012 and an increase of $274.9 million, or 2.42%, from June 30, 2011. Core deposits totaled $10.0 billion at June 30, 2012, an increase of $39.0 million, or 0.39% from March 31, 2012 and an increase of $945.2 million, or 10.40%, from June 30, 2011.

Shareholders' equity was $1.6 billion at June 30, 2012, compared with $1.6 billion at March 31,

FirstMerit Corporation Reports Second Quarter 2012 EPS Results

2012, and $1.6 billion at June 30, 2011. The Corporation maintained a strong capital position as tangible common equity to assets was 8.01% at June 30, 2012, compared with 7.86% at March 31, 2012 and 7.79% at June 30, 2011. The common cash dividend per share paid in the second quarter 2012 was $0.16.
Second Quarter 2012 Conference Call

FirstMerit (Nasdaq: FMER) senior management will host an earnings conference call today at 11:00 a.m. (Eastern Time) to provide an overview of second quarter results and highlights. To participate in the conference call, please dial (888) 693-3477 ten minutes before start time and provide the reservation number: 99505861. A replay of the conference call will be available at approximately 2:00 p.m. (Eastern Time) on July 24, 2012 through August 7, 2012 by dialing (855) 859-2056, and entering the PIN: 99505861. The Corporation will provide a slide presentation, which management will speak to during the conference call. A copy of the presentation will be available prior to the earnings conference call at https://www.firstmerit.com/personal/investors.aspx; click on the Presentations link to access the slide presentation.
About FirstMerit Corporation
FirstMerit Corporation is a diversified financial services company headquartered in Akron, Ohio, with assets of $14.6 billion as of June 30, 2012 and 205 banking offices and 213 ATM locations in Ohio, Western Pennsylvania, and Chicago, Illinois areas. FirstMerit provides a complete range of banking and other financial services to consumers and businesses through its core operations. Principal affiliates include: FirstMerit Bank, N.A., FirstMerit Mortgage Corporation, FirstMerit Title Agency, Ltd. and FirstMerit Community Development Corporation.
Subsequent Events
The Corporation is required under generally accepted accounting principles to evaluate subsequent events through the filing of its consolidated financial statements for the quarter ended June 30, 2012 on Form 10-Q. As a result, the Corporation will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of June 30, 2012 and will adjust amounts preliminarily reported, if necessary.
Forward-Looking Statements
This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Corporation, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Corporation's business, success of the Corporation's efforts to reduce operating expenses, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Corporation's periodic reports and registration statements filed with the Securities and Exchange Commission. The Corporation undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

FirstMerit Corporation Reports Second Quarter 2012 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
Consolidated Financial Highlights
(Unaudited)			Quarters
(Dollars in thousands)	2012	2012	2011	2011	2011
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
EARNINGS
Net interest income FTE (a)	$121,689	$121,428	$123,598	$121,788	$119,735
Provision for noncovered loan losses	8,766	8,129	12,275	14,604	10,138
Provision for covered loan losses	3,430	5,932	2,773	4,768	7,481
Other income	55,301	51,726	59,737	60,772	51,491
Other expenses	119,077	113,768	123,874	115,957	110,068
FTE adjustment (a)	2,766	2,641	2,632	2,396	2,292
Net income	30,585	30,344	30,496	31,737	29,763
Diluted EPS	0.28	0.28	0.28	0.29	0.27
PERFORMANCE RATIOS
Return on average assets (ROA)	0.84%	0.84%	0.83%	0.86%	0.82%
Return on average common equity (ROE)	7.69%	7.72%	7.70%	8.02%	7.78%
Net interest margin FTE (a)	3.77%	3.78%	3.85%	3.75%	3.77%
Efficiency ratio	67.21%	65.52%	69.46%	64.78%	64.30%
Number of full-time equivalent employees	2,789	2,997	3,018	3,016	3,028
MARKET DATA
Book value/common share	$14.60	$14.51	$14.33	$14.38	$14.19
Period-end common share mkt value	16.51	16.86	15.13	11.36	16.51
Market as a % of book	113%	116%	106%	79%	116%
Cash dividends/common share	$0.16	$0.16	$0.16	$0.16	$0.16
Common stock dividend payout ratio	57.14%	57.14%	57.14%	55.17%	59.26%
Average basic common shares	109,562	109,211	109,249	109,245	109,138
Average diluted common shares	109,562	109,211	109,249	109,246	109,139
Period end common shares	109,641	109,187	109,251	109,247	109,241
Common shares repurchased	111	69	7	10	45
Common stock market capitalization	$1,810,173	$1,840,893	$1,652,968	$1,241,046	$1,803,569
ASSET QUALITY (excluding acquired loans)
Gross charge-offs	$15,014	$17,417	$18,984	$20,014	$20,958
Net charge-offs	8,766	11,979	13,763	14,604	15,641
Allowance for noncovered loan losses	103,849	103,849	107,699	109,187	109,187
Reserve for unfunded lending commitments	5,666	5,410	6,373	6,360	5,799
Nonperforming assets (NPAs) (b)	61,080	67,971	81,094	90,375	99,846
Net charge-offs/average loans ratio (b)	0.45%	0.63%	0.73%	0.79%	0.89%
Allowance for noncovered loan losses/period-end loans (b)	1.29%	1.34%	1.41%	1.46%	1.51%
Allowance for credit losses/period-end loans (b)	1.36%	1.41%	1.49%	1.55%	1.59%
NPAs/loans and other real estate (b)	0.76%	0.87%	1.06%	1.21%	1.38%
Allowance for noncovered loan losses/nonperforming loans	222.44%	194.83%	166.64%	160.09%	150.31%
Allowance for credit losses/nonperforming loans	234.57%	204.98%	176.50%	169.42%	158.30%
CAPITAL & LIQUIDITY
Period-end tangible common equity to assets	8.01%	7.86%	7.86%	7.75%	7.79%
Average equity to assets	10.98%	10.91%	10.75%	10.75%	10.59%
Average equity to total loans (c)	17.57%	17.50%	17.40%	17.55%	17.36%
Average total loans to deposits (c)	78.78%	78.74%	79.12%	78.18%	77.05%
AVERAGE BALANCES
Assets	$14,558,514	$14,496,937	$14,623,441	$14,610,628	$14,481,208
Deposits	11,555,283	11,472,021	11,416,546	11,447,682	11,464,738
Loans, excluding acquired loans (c)	7,857,840	7,677,963	7,520,400	7,298,446	7,080,109
Acquired loans, including covered loans (c)	1,245,246	1,355,086	1,512,123	1,651,559	1,753,943
Earning assets	12,986,988	12,935,184	12,747,868	12,878,105	12,724,269
Shareholders' equity	1,599,187	1,581,009	1,572,061	1,570,411	1,533,855
ENDING BALANCES
Assets	$14,621,344	$14,670,818	$14,441,702	$14,688,278	$14,347,557
Deposits	11,615,841	11,648,165	11,431,609	11,396,121	11,340,939
Loans, excluding acquired loans (c)	8,031,998	7,764,058	7,635,776	7,453,613	7,216,015
Acquired loans, including covered loans (c)	1,187,203	1,306,165	1,404,644	1,604,706	1,707,887
Goodwill	460,044	460,044	460,044	460,044	460,044
Intangible assets	7,274	7,756	8,239	8,782	9,325
Earning assets	13,212,071	13,318,202	13,011,267	12,885,242	12,958,324
Total shareholders' equity	1,600,815	1,584,105	1,565,953	1,570,654	1,550,387
NOTES:

(a) - Net interest income on a fully tax-equivalent ("FTE") basis restates interest on tax-exempt securities and loans as if such interest were subject to federal income tax at the statutory rate. Net interest income on an FTE basis is not an accounting principle generally accepted in the United States of America.

(b) - Acquired loans and other real estate from First Bank, George Washington Savings Bank and Midwest Bank & Trust Company are excluded from the ratio of our allowance for loan and credit losses and NPAs.
(c) - Excludes loss share receivable of $152.6 million, $171.1 million, $205.7 million, $220.5 million and $239.4 million as of June 30, 2012, March 31, 2012, December 31, 2011, September 30, 2011 and June 30, 2011, respectively.

FirstMerit Corporation Reports Second Quarter 2012 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets

(Dollars in thousands)	June 30,	December 31,	June 30,
(Unaudited, except December 31, 2011, which is derived from the audited financial statements)	2012	2011	2011
ASSETS
Cash and due from banks	$226,026	$219,256	$191,965
Interest-bearing deposits in banks	111,909	158,063	32,113
Total cash and cash equivalents	337,935	377,319	224,078
Investment securities
Held-to-maturity	352,221	82,764	80,857
Available-for-sale	3,216,365	3,353,553	3,498,272
Other investments	140,742	140,726	160,805
Loans held for sale	19,018	30,077	22,951
Noncovered loans:
Commercial	5,404,971	5,107,747	4,808,305
Residential mortgage	438,147	413,664	400,661
Installment	1,262,877	1,263,665	1,259,072
Home equity	766,840	743,982	738,719
Credit cards	142,586	146,356	143,828
Leases	84,507	73,530	57,634
Total noncovered loans	8,099,928	7,748,944	7,408,219
Allowance for noncovered loan losses	(103,849)	(107,699)	(109,187)
Net noncovered loans	7,996,079	7,641,245	7,299,032
Covered loans (includes loss share receivable of $152.6 million, $205.7 million and $239.4 million at June 30, 2012, December 31, 2011 and June 30, 2011, respectively)	1,271,888	1,497,140	1,755,107
Allowance for covered loan losses	(42,606)	(36,417)	(33,360)
Net covered loans	1,229,282	1,460,723	1,721,747
Net loans	9,225,361	9,101,968	9,020,779
Premises and equipment, net	184,851	192,949	191,674
Goodwill	460,044	460,044	460,044
Intangible assets	7,274	8,239	9,325
Covered other real estate (includes loss share receivable of $0.3 million, $1.3 million and $5.1 million at June 30, 2012, December 31, 2011 and June 30, 2011, respectively)	54,549	54,505	58,502
Accrued interest receivable and other assets	622,984	639,558	620,270
Total assets	$14,621,344	$14,441,702	$14,347,557
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$3,227,819	$3,030,225	$2,944,117
Interest-bearing	1,080,790	1,062,896	842,280
Savings and money market accounts	5,728,598	5,595,409	5,305,584
Certificates and other time deposits	1,578,634	1,743,079	2,248,958
Total deposits	11,615,841	11,431,609	11,340,939
Federal funds purchased and securities sold under agreements to repurchase	896,910	866,265	809,570
Wholesale borrowings	178,135	203,462	325,133
Accrued taxes, expenses, and other liabilities	329,643	374,413	321,528
Total liabilities	13,020,529	12,875,749	12,797,170
Shareholders' equity:
Preferred stock, without par value: authorized and unissued 7,000,000 shares	—	—	—
Preferred stock, Series A, without par value: designated 800,000 shares; none outstanding	—	—	—
Convertible preferred stock, Series B, without par value: designated 220,000 shares; none outstanding	—	—	—
Common stock, without par value; authorized 300,000,000 shares; issued: June 30, 2012, December 31, 2011 and June 30, 2011 - 115,121,731 shares	127,937	127,937	127,937
Capital surplus	472,138	479,882	477,449
Accumulated other comprehensive loss	(18,425)	(23,887)	(9,145)
Retained earnings	1,157,422	1,131,203	1,103,608
Treasury stock, at cost: June 30, 2012 - 5,481,058 shares; December 31, 2011 - 5,870,923 shares; June 30, 2011 -5,880,692 shares	(138,257)	(149,182)	(149,462)
Total shareholders' equity	1,600,815	1,565,953	1,550,387
Total liabilities and shareholders' equity	$14,621,344	$14,441,702	$14,347,557

FirstMerit Corporation Reports Second Quarter 2012 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
Average Consolidated Balance Sheets
	Quarterly Periods
(Unaudited)	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2012	2012	2011	2011	2011
ASSETS
Cash and due from banks	$410,533	$378,736	$621,899	$517,150	$588,487
Investment securities:
Held-to-maturity	127,769	90,664	89,166	85,664	79,012
Available-for-sale	3,429,411	3,459,439	3,231,195	3,429,631	3,382,943
Other investments	140,744	140,719	160,147	160,799	160,811
Loans held for sale	22,731	26,483	24,215	24,524	18,512
Noncovered loans:
Commercial	5,274,352	5,143,087	5,049,479	4,876,034	4,665,550
Residential mortgage	431,752	421,648	405,329	399,228	398,702
Installment	1,263,013	1,261,122	1,267,952	1,264,868	1,270,589
Home equity	750,859	738,154	744,326	741,497	736,117
Credit card	142,311	143,794	145,560	144,796	143,528
Leases	78,862	73,644	61,267	56,909	58,607
Total noncovered loans	7,941,149	7,781,449	7,673,913	7,483,332	7,273,093
Covered loans and loss share receivable	1,325,184	1,436,430	1,569,232	1,694,155	1,809,898
Total loans	9,266,333	9,217,879	9,243,145	9,177,487	9,082,991
Less: allowance for loan losses	143,565	142,628	141,360	138,441	143,721
Net loans	9,122,768	9,075,251	9,101,785	9,039,046	8,939,270
Total earning assets	12,986,988	12,935,184	12,747,868	12,878,105	12,724,269
Premises and equipment, net	187,181	190,669	193,219	192,218	192,584
Accrued interest receivable and other assets	1,117,377	1,134,976	1,201,815	1,161,596	1,119,589
TOTAL ASSETS	$14,558,514	$14,496,937	$14,623,441	$14,610,628	$14,481,208
LIABILITIES
Deposits:
Noninterest-bearing	$3,144,183	$3,036,590	$3,013,543	$2,988,521	$2,998,090
Interest-bearing	1,060,771	1,066,132	991,456	913,252	824,125
Savings and money market accounts	5,732,007	5,675,052	5,569,213	5,446,351	5,279,353
Certificates and other time deposits	1,618,322	1,694,247	1,842,334	2,099,558	2,363,170
Total deposits	11,555,283	11,472,021	11,416,546	11,447,682	11,464,738
Federal funds purchased and securities sold under agreements to repurchase	920,352	887,715	999,639	969,020	884,244
Wholesale borrowings	177,987	184,659	225,116	320,691	325,057
Total funds	12,653,622	12,544,395	12,641,301	12,737,393	12,674,039
Accrued taxes, expenses and other liabilities	305,705	371,533	410,079	302,824	273,314
Total liabilities	12,959,327	12,915,928	13,051,380	13,040,217	12,947,353
SHAREHOLDERS' EQUITY
Common stock	127,937	127,937	127,937	127,937	127,937
Capital surplus	473,650	481,856	479,257	477,864	479,078
Accumulated other comprehensive loss	(18,363)	(19,862)	(15,198)	(2,211)	(16,402)
Retained earnings	1,156,324	1,140,953	1,129,392	1,116,207	1,095,270
Treasury stock	(140,361)	(149,875)	(149,327)	(149,386)	(152,028)
Total shareholders' equity	1,599,187	1,581,009	1,572,061	1,570,411	1,533,855
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$14,558,514	$14,496,937	$14,623,441	$14,610,628	$14,481,208

FirstMerit Corporation Reports Second Quarter 2012 EPS Results

FIRSTMERIT CORPORATION AND SUBIDARIES
Average Consolidated Balance Sheets
Fully Tax-equivalent Interest Rates and Interest Differential

	Three months ended			Three months ended			Three months ended
	June 30, 2012			March 31, 2012			June 30, 2011
(Unaudited)	Average		Average	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Cash and due from banks	410,533			$378,736			$588,487
Investment securities and federal funds sold:
U.S. Treasury securities and U.S. Government agency obligations (taxable)	2,823,055	19,028	2.71%	2,882,045	19,679	2.75%	2,958,993	19,942	2.70%
Obligations of states and political subdivisions (tax exempt)	482,475	6,254	5.21%	436,804	5,864	5.40%	368,790	5,155	5.61%
Other securities and federal funds sold	392,394	2,756	2.82%	371,973	2,739	2.96%	294,983	2,235	3.04%
Total investment securities and federal funds sold	3,697,924	28,038	3.05%	3,690,822	28,282	3.08%	3,622,766	27,332	3.03%
Loans held for sale	22,731	238	4.21%	26,483	283	4.30%	18,512	221	4.79%
Loans, including loss share receivable	9,266,333	103,245	4.48%	9,217,879	103,156	4.50%	9,082,991	107,956	4.77%
Total earning assets	12,986,988	131,521	4.07%	12,935,184	131,721	4.10%	12,724,269	135,509	4.27%
Allowance for loan losses	(143,565)			(142,628)			(143,721)
Other assets	1,304,558			1,325,645			1,312,173
Total assets	$14,558,514			$14,496,937			$14,481,208
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$3,144,183	—	—%	$3,036,590	—	—%	$2,998,090	—	—%
Interest-bearing	1,060,771	236	0.09%	1,066,132	247	0.09%	824,125	177	0.09%
Savings and money market accounts	5,732,007	5,033	0.35%	5,675,052	5,103	0.36%	5,279,353	7,398	0.56%
Certificates and other time deposits	1,618,322	3,169	0.79%	1,694,247	3,524	0.84%	2,363,170	5,606	0.95%
Total deposits	11,555,283	8,438	0.29%	11,472,021	8,874	0.31%	11,464,738	13,181	0.46%
Securities sold under agreements to repurchase	920,352	276	0.12%	887,715	268	0.12%	884,244	940	0.43%
Wholesale borrowings	177,987	1,118	2.53%	184,659	1,151	2.51%	325,057	1,653	2.04%
Total interest bearing liabilities	9,509,439	9,832	0.42%	9,507,805	10,293	0.44%	9,675,949	15,774	0.65%
Other liabilities	305,705			371,533			273,314
Shareholders' equity	1,599,187			1,581,009			1,533,855
Total liabilities and shareholders' equity	$14,558,514			$14,496,937			$14,481,208
Net yield on earning assets	$12,986,988	121,689	3.77%	$12,935,184	121,428	3.78%	$12,724,269	119,735	3.77%
Interest rate spread			3.66%			3.66%			3.62%

Note: Interest income on tax-exempt securities and loans has been adjusted to a fully-taxable equivalent basis.
Nonaccrual loans have been included in the average balances.

FirstMerit Corporation Reports Second Quarter 2012 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDARIES
Average Consolidated Balance Sheets
Fully Tax-equivalent Interest Rates and Interest Differential

	Six months ended			Six months ended
	June 30, 2012			June 30, 2011
(Unaudited)	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Cash and due from banks	394,634			$554,732
Investment securities and federal funds sold:
U.S. Treasury securities and U.S. Government agency obligations (taxable)	2,852,550	38,707	2.73%	2,871,510	39,309	2.76%
Obligations of states and political subdivisions (tax exempt)	459,640	12,118	5.30%	363,182	10,436	5.79%
Other securities and federal funds sold	382,184	5,494	2.89%	287,111	4,352	3.06%
Total investment securities and federal funds sold	3,694,374	56,319	3.07%	3,521,803	54,097	3.10%
Loans held for sale	24,607	522	4.27%	20,532	494	4.85%
Loans, including loss share receivable	9,242,105	206,400	4.49%	9,100,729	222,520	4.93%
Total earning assets	12,961,086	263,241	4.08%	12,643,064	277,111	4.42%
Allowance for loan losses	(143,096)			(138,920)
Other assets	1,314,888			1,316,576
Total assets	$14,527,512			$14,375,452
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$3,090,386	—	—%	$2,936,827	—	—%
Interest-bearing	1,063,451	483	0.09%	832,787	361	0.09%
Savings and money market accounts	5,703,530	10,136	0.36%	5,129,894	15,243	0.60%
Certificates and other time deposits	1,656,284	6,693	0.81%	2,493,167	12,433	1.01%
Total deposits	11,513,651	17,312	0.30%	11,392,675	28,037	0.50%
Securities sold under agreements to repurchase	904,033	544	0.12%	866,306	1,855	0.43%
Wholesale borrowings	181,323	2,269	2.52%	325,197	3,292	2.04%
Total interest bearing liabilities	9,508,621	20,125	0.43%	9,647,351	33,184	0.65%
Other liabilities	338,408			266,184
Shareholders' equity	1,590,097			1,525,090
Total liabilities and shareholders' equity	$14,527,512			$14,375,452
Net yield on earning assets	$12,961,086	243,116	3.77%	$12,643,064	243,927	3.89%
Interest rate spread			3.66%			3.72%

Note: Interest income on tax-exempt securities and loans has been adjusted to a fully-taxable equivalent basis.
Nonaccrual loans have been included in the average balances.

FirstMerit Corporation Reports Second Quarter 2012 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
Consolidated Statements of Comprehensive Income

(Unaudited)	Quarters ended		Six months ended
(Dollars in thousands except per share data)	June 30,		June 30,
	2012	2011	2012	2011
Interest income:
Loans and loans held for sale	$103,126	$107,904	206,208	222,460
Investment securities
Taxable	21,783	22,176	44,201	43,661
Tax-exempt	3,846	3,137	7,426	6,332
Total investment securities interest	25,629	25,313	51,627	49,993
Total interest income	128,755	133,217	257,835	272,453
Interest expense:
Deposits:
Interest-bearing	236	177	483	361
Savings and money market accounts	5,033	7,398	10,136	15,243
Certificates and other time deposits	3,169	5,606	6,693	12,433
Securities sold under agreements to repurchase	276	940	544	1,855
Wholesale borrowings	1,118	1,653	2,269	3,292
Total interest expense	9,832	15,774	20,125	33,184
Net interest income	118,923	117,443	237,710	239,269
Provision for noncovered loan losses	8,766	10,138	16,895	27,156
Provision for covered loan losses	3,430	7,481	9,362	12,812
Net interest income after provision for loan losses	106,727	99,824	211,453	199,301
Other income:
Trust department income	5,730	5,863	11,357	11,377
Service charges on deposits	14,478	15,712	28,887	30,622
Credit card fees	11,216	13,510	21,396	25,717
ATM and other service fees	3,890	3,063	7,680	5,980
Bank owned life insurance income	2,923	3,015	5,979	8,256
Investment services and insurance	2,388	1,972	4,635	4,419
Investment securities gains, net	548	889	808	889
Loan sales and servicing income	5,139	2,891	11,830	5,676
Other operating income	8,989	4,576	14,455	11,311
Total other income	55,301	51,491	107,027	104,247
Other expenses:
Salaries, wages, pension and employee benefits	61,598	56,713	125,571	116,583
Net occupancy expense	7,971	8,086	16,563	16,680
Equipment expense	7,598	6,816	14,702	13,652
Stationery, supplies and postage	2,285	2,750	4,428	5,455
Bankcard, loan processing and other costs	8,858	8,266	16,511	15,829
Professional services	9,307	5,940	12,659	11,734
Amortization of intangibles	483	543	966	1,086
FDIC insurance expense	3,463	4,581	7,183	8,947
Other operating expense	17,514	16,373	34,262	34,548
Total other expenses	119,077	110,068	232,845	224,514
Income before income tax expense	42,951	41,247	85,635	79,034
Income tax expense	12,366	11,484	24,706	21,710
Net income	$30,585	$29,763	$60,929	$57,324
Other comprehensive income, net of taxes
Changes in unrealized securities' holding gains and losses	$4,103	$17,198	$5,987	$17,536
Reclassification for realized securities' gains	(356)	(578)	(525)	(578)
Total other comprehensive gain, net of taxes	3,747	16,620	5,462	16,958
Comprehensive income	$34,332	$46,383	$66,391	$74,282
Net income applicable to common shares	$30,585	$29,763	$60,929	$57,324
Net income used in diluted EPS calculation	$30,585	$29,763	$60,929	$57,324
Weighted average number of common shares outstanding - basic	109,562	109,138	109,386	108,954
Weighted average number of common shares outstanding - diluted	109,562	109,139	109,386	108,955
Basic earnings per common share	$0.28	$0.27	$0.56	$0.53
Diluted earnings per common share	$0.28	$0.27	$0.56	$0.53
Dividend per common share	$0.16	$0.16	$0.32	$0.32

FirstMerit Corporation Reports Second Quarter 2012 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
Consolidated Statements of Comprehensive Income---linked quarters

	Quarterly Results
(Unaudited)	2012	2012	2011	2011	2011
(Dollars in thousands, except share data)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Loans and loans held for sale	$103,126	$103,082	$107,516	$108,417	$107,904
Investment securities	25,629	25,998	24,732	25,138	25,313
Total interest income	128,755	129,080	132,248	133,555	133,217
Interest on deposits:
Interest-bearing	236	247	237	218	177
Savings and money market accounts	5,033	5,103	5,998	6,929	7,398
Certificates and other time deposits	3,169	3,524	3,201	4,370	5,606
Securities sold under agreements to repurchase	276	268	512	977	940
Wholesale borrowings	1,118	1,151	1,334	1,669	1,653
Total interest expense	9,832	10,293	11,282	14,163	15,774
Net interest income	118,923	118,787	120,966	119,392	117,443
Provision for noncovered loan losses	8,766	8,129	12,275	14,604	10,138
Provision for covered loan losses	3,430	5,932	2,773	4,768	7,481
Net interest income after provision for loan losses	106,727	104,726	105,918	100,020	99,824
Other income:
Trust department income	5,730	5,627	5,413	5,607	5,863
Service charges on deposits	14,478	14,409	15,622	17,838	15,712
Credit card fees	11,216	10,180	10,182	13,640	13,510
ATM and other service fees	3,890	3,790	3,920	3,801	3,063
Bank owned life insurance income	2,923	3,056	3,381	3,182	3,015
Investment services and insurance	2,388	2,247	1,844	1,965	1,972
Investment securities gains, net	548	260	5,790	4,402	889
Loan sales and servicing income	5,139	6,691	5,102	3,426	2,891
Other operating income	8,989	5,466	8,483	6,911	4,576
Total other income	55,301	51,726	59,737	60,772	51,491
Other expenses:
Salaries, wages, pension and employee benefits	61,598	63,973	62,546	61,232	56,713
Net occupancy expense	7,971	8,592	7,270	8,464	8,086
Equipment expense	7,598	7,104	7,234	7,073	6,816
Stationery, supplies and postage	2,285	2,143	2,719	2,517	2,750
Bankcard, loan processing and other costs	8,858	7,653	7,948	8,449	8,266
Professional services	9,307	3,352	5,763	5,732	5,940
Amortization of intangibles	483	483	543	543	543
FDIC insurance expense	3,463	3,720	5,119	3,240	4,581
Other operating expense	17,514	16,748	24,732	18,707	16,373
Total other expenses	119,077	113,768	123,874	115,957	110,068
Income before income tax expense	42,951	42,684	41,781	44,835	41,247
Income taxes	12,366	12,340	11,285	13,098	11,484
Net income	30,585	30,344	30,496	31,737	29,763
Other comprehensive income (loss), net of taxes	3,747	1,715	(19,233)	4,491	16,620
Comprehensive income	$34,332	$32,059	$11,263	$36,228	$46,383
Net income applicable to common shares	$30,585	$30,344	$30,496	$31,737	$29,763
Net income used in diluted EPS calculation	$30,585	$30,344	$30,496	$31,737	$29,763
Weighted average common shares - basic	109,562	109,211	109,249	109,245	109,138
Weighted average common shares - diluted	109,562	109,211	109,249	109,246	109,139
Basic earnings per common share	$0.28	$0.28	$0.28	$0.29	$0.27
Diluted earnings per common share	$0.28	$0.28	$0.28	$0.29	$0.27

FirstMerit Corporation Reports Second Quarter 2012 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
Asset Quality Information (excluding Acquired Assets)

(Unaudited, except December 31, 2011 annual period which is derived from the audited financial statements)
(Dollars in thousands, except ratios)
	Quarterly Periods					Annual Period
	June 30,	March 31,	December 31,	September 30,	June 30,	December 31,
Allowance for Credit Losses	2012	2012	2011	2011	2011	2011
Allowance for noncovered loan losses, beginning of period	$103,849	$107,699	$109,187	$109,187	$114,690	$114,690
Provision for noncovered loan losses	8,766	8,129	12,275	14,604	10,138	54,035
Charge-offs	15,014	17,417	18,984	20,014	20,958	82,768
Recoveries	6,248	5,438	5,221	5,410	5,317	21,742
Net charge-offs	8,766	11,979	13,763	14,604	15,641	61,026
Allowance for noncovered loan losses, end of period	$103,849	$103,849	$107,699	$109,187	$109,187	$107,699
Reserve for unfunded lending commitments, beginning of period	$5,410	$6,373	$6,360	$5,799	$7,202	$8,849
Provision for/(relief of) credit losses	256	(963)	13	561	(1,403)	(2,476)
Reserve for unfunded lending commitments, end of period	$5,666	$5,410	$6,373	$6,360	$5,799	$6,373
Allowance for Credit Losses	$109,515	$109,259	$114,072	$115,547	$114,986	$114,072
Ratios (a)
Provision for loan losses as a % of average loans	0.45%	0.43%	0.65%	0.79%	0.57%	0.75%
Net charge-offs as a % of average loans	0.45%	0.63%	0.73%	0.79%	0.89%	0.85%
Allowance for loan losses as a % of period-end loans	1.29%	1.34%	1.41%	1.46%	1.51%	1.41%
Allowance for credit losses as a % of period-end loans	1.36%	1.41%	1.49%	1.55%	1.59%	1.49%
Allowance for loan losses as a % of nonperforming loans	222.44%	194.83%	166.64%	160.09%	150.31%	166.64%
Allowance for credit losses as a % of nonperforming loans	234.57%	204.98%	176.50%	169.42%	158.30%	176.50%
Asset Quality (a)
Impaired loans:
Nonaccrual	$38,381	$44,486	$55,755	$59,928	$63,688	$55,755
Other nonperforming loans:
Nonaccrual	8,306	8,815	8,876	8,275	8,951	8,876
Total nonperforming loans	46,687	53,301	64,631	68,203	72,639	64,631
Other real estate ("ORE")	14,393	14,670	16,463	22,172	27,207	16,463
Total nonperforming assets ("NPAs")	$61,080	$67,971	$81,094	$90,375	$99,846	$81,094
NPAs as % of period-end loans + ORE	0.76%	0.87%	1.06%	1.21%	1.38%	1.06%
Past due 90 days or more & accruing interest	$2,960	$5,839	$8,285	$4,402	$10,424	$8,285

(a) Excludes acquired loans and related loss share receivable with a period end balance of $1.3 billion, $1.5 billion, $1.6 billion, $1.8 billion and $1.9 billion and covered ORE and related loss share receivable with a period end balance of $54.5 million, $56.4 million, $54.5 million, $61.9 million and $58.5 million at June 30, 2012, March 31, 2012, December 31, 2011, September 30, 2011 and June 30, 2011, respectively.

FirstMerit Corporation Reports Second Quarter 2012 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
Noninterest Income and Noninterest Expense Detail

(Unaudited)
(Dollars in thousands)
	2012	2012	2011	2011	2011
QUARTERLY OTHER INCOME DETAIL	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Trust department income	$5,730	$5,627	$5,413	$5,607	$5,863
Service charges on deposits	14,478	14,409	15,622	17,838	15,712
Credit card fees	11,216	10,180	10,182	13,640	13,510
ATM and other service fees	3,890	3,790	3,920	3,801	3,063
Bank owned life insurance income	2,923	3,056	3,381	3,182	3,015
Investment services and insurance	2,388	2,247	1,844	1,965	1,972
Investment securities gains, net	548	260	5,790	4,402	889
Loan sales and servicing income	5,139	6,691	5,102	3,426	2,891
Other operating income	8,989	5,466	8,483	6,911	4,576
Total Other Income	$55,301	$51,726	$59,737	$60,772	$51,491
	2012	2012	2011	2011	2011
QUARTERLY OTHER EXPENSES DETAIL	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Salaries, wages, pension and employee benefits	$61,598	$63,973	$62,546	$61,232	$56,713
Net occupancy expense	7,971	8,592	7,270	8,464	8,086
Equipment expense	7,598	7,104	7,234	7,073	6,816
Taxes, other than income taxes	2,020	1,955	1,389	1,507	922
Stationery, supplies and postage	2,285	2,143	2,719	2,517	2,750
Bankcard, loan processing and other costs	8,858	7,653	7,948	8,449	8,266
Advertising	2,280	1,684	2,275	2,391	2,287
Professional services	9,307	3,352	5,763	5,732	5,940
Telephone	1,379	1,398	1,525	1,570	1,462
Amortization of intangibles	483	483	543	543	543
FDIC insurance expense	3,463	3,720	5,119	3,240	4,581
Other operating expense	11,835	11,711	19,543	13,239	11,702
Total Other Expenses	$119,077	$113,768	$123,874	$115,957	$110,068

FirstMerit Corporation Reports Second Quarter 2012 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
Allowance for Noncovered Loan Losses - Net Charge-off Detail

(Unaudited)	Quarters ended		Six months ended		Year ended
(Dollars in thousands)	June 30,		June 30,		December 31,
	2012	2011	2012	2011	2011
Allowance for noncovered loan losses - beginning of period	$103,849	$114,690	107,699	114,690	$114,690
Loans charged off:
Commercial	6,941	8,219	13,940	16,143	31,943
Residential mortgage	878	1,351	1,740	3,015	4,819
Installment	3,696	6,202	8,934	14,293	25,839
Home equity	1,465	2,115	3,789	4,271	8,691
Credit cards	1,645	2,297	3,228	4,615	7,846
Leases	—	127	—	127	778
Overdrafts	389	647	800	1,306	2,852
Total	15,014	20,958	32,431	43,770	82,768
Recoveries:
Commercial	1,966	528	2,660	1,136	2,703
Residential mortgage	56	29	91	118	221
Installment	3,004	3,700	6,184	7,388	13,639
Home equity	593	322	1,238	789	1,985
Credit cards	465	557	1,095	1,204	2,264
Manufactured housing	15	18	37	49	119
Leases	1	2	38	34	37
Overdrafts	148	161	343	393	774
Total	6,248	5,317	11,686	11,111	21,742
Net charge-offs	8,766	15,641	20,745	32,659	61,026
Provision for noncovered loan losses	8,766	10,138	16,895	27,156	54,035
Allowance for noncovered loan losses - end of period	$103,849	$109,187	$103,849	$109,187	$107,699

Average loans (a)	$7,857,840	$7,080,109	$7,767,901	$7,022,092	$7,217,349
Ratio to average loans (a):
(Annualized) net charge-offs	0.45%	0.89%	0.54%	0.94%	0.85%
Provision for loan losses	0.45%	0.57%	0.44%	0.78%	0.75%
Loans, period-end (a)	$8,031,998	$7,216,015	$8,031,998	$7,216,015	$7,635,776

Allowance for credit losses (a):	$109,515	$114,986	$109,515	$114,986	$114,072
As a multiple of (annualized) net charge-offs	3.11	1.83	2.63	1.75	1.87
Allowance for noncovered loan losses (a):
As a percent of period-end noncovered loans	1.29%	1.51%	1.29%	1.51%	1.41%
As a multiple of (annualized) net noncovered charge-offs	2.95	1.74	2.49	1.66	1.76
(a) Excludes acquired loans and loss share receivable.